FORM 8-A/A
                                AMENDMENT NO. 1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            AMERICAN SKIING COMPANY
             (Exact name of registrant as specified in its charter)


                        Maine                                    04-3373730
               (State of incorporation                        (I.R.S. Employer
                  or organization)                           Identification No.)


       Sunday River Access Road, Bethel, Maine                      04127
      (Address of Principal Executive Offices)                   (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                  Name of each exchange on which
            to be so registered                  each class is to be registered

       Common Stock, $.01 Par Value                  New York Stock Exchange


If this form relates to the registration of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:

         333-33483.

Securities to be registered pursuant to Section 12(g) of the Act:

         None.


Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The information required by Item 202 of Regulation S-K is contained in the Registration Statement on Form S-1 (Registration No. 333-33483) of the Registrant, filed with the Securities and Exchange Commission on August 11, 1997, as amended (the "Registration Statement"), under the caption "Description of Capital Stock," which is incorporated herein by reference.


Item 2.  EXHIBITS

         The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. The following exhibits have been duly filed with the New York Stock Exchange:

         (1)      The Registration Statement.

         (2)      Articles of Incorporation of Registrant, as amended.

         (3)      By-Laws of Registrant, as amended.

         (4) Specimen Certificate for shares of Common Stock, $.01 par value, of the Registrant.


                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          AMERICAN SKIING COMPANY



                                          By:   /s/ Christopher E. Howard
                                                ----------------------------
                                                Christopher E. Howard
                                                Chief Administrative Officer

Dated:  November 3, 1997